Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano Jr.

Nathan M. Edelstein**

Bruce M. Sattin***

Gregg E. Jaclin**

Of Counsel

Stephen Skillman

Linda R. Feinberg

Paul T. Koenig, Jr.

Robert A. Gladstone

Janine Danks Fox*

Richard A. Catalina Jr.*†

Eric M. Stein**

Robert G. Stevens Jr.**

Michael D. Brottman**

Benjamin T. Branche*

Lindsey Moskowitz Medvin**

Mark A. Fisher

Robert L. Lakind***

Thomas J. Manzo**

Melissa A. Chimbangu

Jamie Yi Wang#

Bella Zaslavsky**

Kathleen O’Brien

Steven A. Lipstein**

Yarona Y. Liang#

Brian A. Heyesey

+Certified Matrimonial Attorney

++Certified Civil and Criminal Trial Attorney

*NJ & PA Bars

**NJ & NY Bars

***NJ, NY & PA Bars

#NY Bar

†U.S. Patent & Trademark Office

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com

July 3, 2014

EHouse Global, Inc.

9974 Scripps Ranch Blvd. #182

San Diego, CA 92131

Gentlemen:

You have requested our opinion as counsel for EHouse Global, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering of 40,000,000 shares of the Company’s common stock, par value $0.001 per share, that are to be issued to Dutchess Opportunity Fund II, LP (the “Shareholder”) pursuant to that certain investment agreement dated January 23, 2014 (the “Offering”).

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement which includes the prospectus;
(b)	the certificate of an Officer of the Company dated June 25, 2014 (the “Officer’s Certificate”);
(c)	a Board of Directors resolution approving the filing of the S-1 Registration Statement to register the shares under the Offering;
(b)	the executed agreements by which the Shareholder acquired its interests through the Offering;
(c)	the Certificate of Incorporation of the Company dated January 7, 2009, and subsequent amendments filed on December 10, 2012, March 20, 2014 and June 25, 2014; and
(d)	a Good Standing Certificate from the Secretary of State of Nevada as of June 25, 2014.

July 3, 2014 Page 2

In each instance we have relied upon the content of each of the documents set forth above, and have relied upon the content of the Officer’s Certificate.  In reliance thereon, and based upon our review of the foregoing, it is our opinion that the common stock to be issued to the Shareholder will be legally issued, fully paid and non-assessable.

We offer our opinion based upon the laws of the State of New Jersey and have assumed without further inquiry that the laws of the State of Nevada are substantially similar to and would lead to the same result as those of the State of New Jersey in respect of the opinions contained herein. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:	/s/ Gregg E. Jaclin

Gregg E. Jaclin

For the Firm